SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 26, 2004
                        (Date of earliest event reported)


                          REZconnect Technologies, Inc.
             (Exact name of Registrant as specified in its charter)


New York                            0-18412                        11-2602120
--------                            -------                        ----------
(State or other                    (Commission                   (IRS Employer
Jurisdiction of                    File Number)                   Identification
Incorporation)                                                           Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                            07632
------------------------------------------------                           -----
(Address of principal executive offices)                              (Zip Code)


(201) 567-8500
--------------
(Registrant's Telephone Number Including Area Code)


N/A
---
(Former name or former address if changed since last report)

Item 8.01 Other Events: Facts Pertinent to Increased Volume and Price of REZT Common Shares.
Registrant is cognizant of a recent surge in trading in its shares both in terms of volume and price. In view of that increased market interest and to better assure that all investors and prospective investors have the same level of information, Registrant has preemptively issued the attached August 26, 2004 press release. The import of the release is that Registrant is in preliminary merger discussions with Yourtravelbiz.com, Inc., a private company in the travel agency business but no agreement has been reached. A follow-on release will be issued upon conclusion of the discussions in any event. Registrant is not aware of any leak of these discussions and, pending the follow-on release addressing this matter, it will not respond to any associated questions.


                                    Signature
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                REZconnect Technologies, Inc.



                                                /s/ Michael Y. Brent
                                                -------------------------------
                                                Michael Y. Brent, President

                                                Dated: August 26, 2004